Exhibit 10.1

AMENDMENT #3

TO THE $550,000 PROMISSORY NOTE DATED JANUARY 16, 2018

The parties agree that the $550,000 Fixed Convertible Promissory Note (the “Note”) by and between Indoor Harvest Corp. (the “Borrower”) and Tangiers Global, LLC (the “Lender”) is hereby amended as follows:

1.	Payment. The Lender shall make a payment to the Borrower of $101,750 of Consideration ($92,500 in cash and $9,250 in an OID) under the Note on or before June 13, 2018.

2.	Use of Proceeds. The Company covenants that it will within, 1.5 month(s) of the Effective Date of this Consideration, it shall use approximately $92,500 of the proceeds in the manner set forth below (the “Use of Proceeds”):

$54,000 G&A, $20,000 accounting and legal, $7,000 annual shareholder meeting and $10,000 misc.

3.	Independent Transactions. The Borrower understands and agrees that the Note sets forth the terms for a series of independent transactions in which the Lender may elect to make a payment of Consideration to the Borrower with each payment of Consideration creating a separate obligation of the Borrower to the Lender with the terms set forth in the Note. Accordingly, the Maturity Date of each payment of Consideration, and the repayment terms for each payment of Consideration, are as set forth in the Note.

4.	The Borrower confirms that it has not undertaken any capital raise, whether through debt or equity, with any other party since the Effective Date of the Note.

ALL OTHER TERMS AND CONDITIONS OF THE NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated June 13, 2018 by signing below:

/s/ Annette Knebel		/s/ Justin Ederle
Indoor Harvest Corp.		Tangiers Global, LLC

By:	Annette Knebel	By:	Justin Ederle
Its:	Chief Financial Officer	Its:	Managing Member